As filed with the Securities and Exchange Commission on August 25, 2017

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	74-3231613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
300 E. Sonterra Blvd., Suite No. 1220 San Antonio, TX 78258
(Address of principal executive offices) (Zip Code)

Lilis Energy, Inc. 2016 Omnibus Incentive Plan, as amended

(Full title of the Plan)

James Linville

Chief Executive Officer

300 E. Sonterra Blvd., Suite No. 1220

San Antonio, TX 78258

(210) 999-5400

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael A. Hedge

K&L Gates LLP

1 Park Plaza, Twelfth Floor

Irvine, CA 92614

(949) 253-0900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share	3,000,000 (1)	$3.16 (2)	$9,480,000	$1,098.73

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may become issuable under the Lilis Energy, Inc. 2016 Omnibus Incentive Plan, as amended, by reason of any stock split, stock dividend, recapitalization or other similar transaction.
(2)

Computed pursuant to Rules 457(c) and 457(h) of the Securities Act and estimated solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price per share is the average of the high and low prices per share of the Registrant’s common stock as reported on the NYSE American on August 21, 2017.

EXPLANATORY NOTE

Lilis Energy, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) in accordance with General Instruction E to Form S-8, to register an additional 3,000,000 shares of its common stock for issuance under the Lilis Energy, Inc. 2016 Omnibus Incentive Plan, as amended (the “Plan”). The Registrant previously registered for issuance under the Plan: (i) 5,000,000 shares of its common stock pursuant to a Registration Statement on Form S-8 filed with the SEC on June 28, 2016 (Registration No. 333-212285) and (ii) an additional 5,000,000 shares of its common stock pursuant to a Registration Statement on Form S-8 filed with the SEC on November 28, 2016 (Registration No. 333-214822). The contents of the foregoing Registration Statements on Form S-8 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Registration Statement, and the contents of the Exhibit Index are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 25th day of August, 2017.

LILIS ENERGY, INC.

By:	/s/ James Linville
James Linville Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James Linville and Joseph C. Daches, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Linville	Chief Executive Officer	August 25, 2017
James Linville	(Principal Executive Officer)

/s/ Joseph C. Daches	Chief Financial Officer	August 25, 2017
Joseph C. Daches	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald D. Ormand	Executive Chairman of the Board and Director	August 25, 2017
Ronald D. Ormand

/s/ Nuno Brandolini	Director	August 25, 2017
Nuno Brandolini

/s/ General Merrill McPeak	Director	August 25, 2017
General Merrill McPeak

/s/ R. Glenn Dawson	Director	August 25, 2017
R. Glenn Dawson

/s/ Peter Benz	Director	August 25, 2017
Peter Benz

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Lilis Energy, Inc. 2016 Omnibus Incentive Plan and forms of agreement thereunder (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-212285) filed on June 28, 2016)

4.2*	First Amendment to Lilis Energy, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-214822) filed on November 28, 2016)
4.3	Second Amendment to the Lilis Energy, Inc. 2016 Omnibus Incentive Plan

5.1	Opinion of Fennemore Craig, P.C.

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm

23.2	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)

*	Previously filed.